Exhibit (e)(7)

MUNDER SERIES TRUST

MUNDER SERIES TRUST II

FORM OF AMENDMENT #6 TO COMBINED DISTRIBUTION AGREEMENT

April 17, 2006

WHEREAS, each of Munder Series Trust (“MST”) and Munder Series Trust II (“MST II”) (collectively, “Fund Groups”) has entered into a Combined Distribution Agreement with Funds Distributor, Inc. (“Distributor”) pursuant to which Distributor acts as the principal underwriter for the various portfolios (“Funds”) of the Fund Groups;

WHEREAS, the name of the Munder Institutional Money Market Fund was changed to Institutional Money Market Fund effective September 26, 2005;

WHEREAS, the Munder Michigan Tax-Free Bond Fund was liquidated effective March 17, 2006;

WHEREAS, the name of the Munder Power Plus Fund was changed to Munder Energy Fund effective April 16, 2006; and

WHEREAS, the parties desire to amend the Agreement to reflect these events.

NOW, THEREFORE, the Combined Distribution Agreement is hereby amended as follows:

1. Appendix A is hereby replaced in its entirety with the attached Appendix A.

2. Appendix B is hereby replaced in its entirety with the attached Appendix B.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

Munder Series Trust
Munder Series Trust II		Funds Distributor, Inc.
on behalf of the Funds set forth in Appendix A to the Combined Distribution Agreement (as may be amended from time to time)

By:		By:
Name:	Amy D. Eisenbeis	Name:
Title:	Assistant Secretary	Title:

April 17, 2006

Appendix A

This Agreement applies to:

1.	Institutional Money Market Fund
2.	Liquidity Money Market Fund
3.	Munder Balanced Fund
4.	Munder Bond Fund
5.	Munder Cash Investment Fund
6.	Munder Energy Fund
7.	Munder Healthcare Fund
8.	Munder Index 500 Fund
9.	Munder Intermediate Bond Fund
10.	Munder International Bond Fund
11.	Munder International Equity Fund
12.	Munder Internet Fund
13.	Munder Large-Cap Core Growth Fund
14.	Munder Large-Cap Value Fund
15.	Munder Micro-Cap Equity Fund
16.	Munder Mid-Cap Core Growth Fund
17.	Munder Real Estate Equity Investment Fund
18.	Munder S&P® MidCap Index Equity Fund
19.	Munder S&P® SmallCap Index Equity Fund
20.	Munder Small-Cap Value Fund
21.	Munder Small-Mid Cap Fund
22.	Munder Tax-Free Money Market Fund
23.	Munder Tax-Free Short & Intermediate Bond Fund
24.	Munder Technology Fund

April 17, 2006

Appendix B

The distribution-related and service-related fees payable under the Combined Distribution Plan are limited to the following amounts:

	Class R Shares
	Distribution	Service
Munder Balanced Fund	0.25%	0.25%
Munder Bond Fund	0.25%	0.25%
Munder Cash Investment Fund	0.00%	0.25%
Munder Energy Fund	0.25%	0.25%
Munder Healthcare Fund	0.25%	0.25%
Munder Index 500 Fund	0.25%	0.25%
Munder Intermediate Bond Fund	0.25%	0.25%
Munder International Bond Fund	0.25%	0.25%
Munder International Equity Fund	0.25%	0.25%
Munder Internet Fund	0.25%	0.25%
Munder Large-Cap Core Growth Fund	0.25%	0.25%
Munder Large-Cap Value Fund	0.25%	0.25%
Munder Micro-Cap Equity Fund	0.25%	0.25%
Munder Mid Cap Core Growth Fund	0.25%	0.25%
Munder Real Estate Equity Investment Fund	0.25%	0.25%
Munder Small-Cap Value Fund	0.25%	0.25%
Munder Small-Mid Cap Fund	0.25%	0.25%
Munder Tax-Free Money Market Fund	0.00%	0.25%
Munder Tax-Free Short & Intermediate Bond Fund	0.25%	0.25%
Munder Technology Fund	0.25%	0.25%

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